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                                                                    Exhibit 23.2


           CONSENT OF BURR, PILGER & MAYER, LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2002 Stock Plan of FAFCO, Inc. of our report dated March 8, 2002, with respect to the consolidated financial statements of FAFCO, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                        /s/ BURR, PILGER & MAYER, LLP

San Francisco, California
November 20, 2002